                        STRONG SCHAFER VALUE FUND, INC.

            SUPPLEMENT TO NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                    AND PROXY STATEMENT DATED MARCH 15, 2001

     The special meeting of the stockholders (the "Special Meeting") of Strong Schafer Value Fund, Inc. (the "Fund") referred to in the enclosed Notice of Special Meeting of Stockholders and Proxy Statement has been postponed from Monday, April 23, 2001 to Monday, May 14, 2001 at 2:00 p.m., local time, at the offices of Strong Capital Management, Inc., 100 Heritage Reserve, Menomonee Falls, Wisconsin 53051. Accordingly, references in the enclosed Notice of Special Meeting of Stockholders and Proxy Statement to the date of the Special Meeting being April 23, 2001 (as well as related references to such date, including the date on or about which the New Advisory Agreement, as defined in the Proxy Statement, is expected to become effective) are amended to refer to the May 14, 2001 date of the Special Meeting as it has been postponed. The date on which the Notice of Special Meeting of Stockholders, Proxy Statement and proxy card are first being mailed to stockholders is changed from on or about March 15, 2001 to on or about April 10, 2001.

     The date of this Proxy Statement Supplement is April 6, 2001.

Enclosure